Exhibit 99.1
Braze Announces Record Bookings to Close Fiscal Year, Announces Organizational Changes

Myles Kleeger to step down as President and Chief Commercial Officer

NEW YORK, NY, February 3, 2025 – Braze (Nasdaq: BRZE), the leading customer engagement platform that empowers brands to Be Absolutely Engaging™, today announced a record for customer bookings in the quarter and fiscal year ended January 31, 2025 and a leadership change for the new fiscal year. Braze President and Chief Commercial Officer, Myles Kleeger, will be stepping down from his position after 10 years of exceptional leadership in the role. Kleeger will remain available to the company as President and Chief Commercial Officer until June 1, 2025, to ensure a smooth transition.

Following its record bookings quarter and fiscal year, Braze aims to continue scaling its growth in the year ahead and beyond and will be hiring a Chief Revenue Officer (CRO), reporting to Bill Magnuson, Braze co-founder and CEO.

The company further strengthened its leadership bench across go-to-market teams to support growth, innovation, and operational excellence:

•Jesse Hoobler has transitioned into Senior Vice President customer experience of the newly formed, unified post-sales Customer Experience team;
•Jerry Schorn has been hired as Vice President in our go-to-market organization to lead Sales for Americas, reporting to Eric Sanders, Global Head of Sales; and
•John Ashton, has transitioned into Vice President of the Global Partnerships team.

"We are grateful to Myles for his contributions over the last 10 years. His leadership and commitment have been instrumental in establishing Braze as the leading customer engagement platform for the world's most creative and successful brands," said Bill Magnuson, Chief Executive Officer. “After a record bookings fourth quarter and fiscal year, I am excited to support our new leaders who will play a key role in guiding the next phase of growth for Braze."

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the performance of and expected benefits from Braze, its products, programs and recent organizational changes. These forward-looking statements are based on the current assumptions, expectations and beliefs of Braze, and are subject to substantial risks, uncertainties and changes in circumstances that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Further information on potential factors that could affect Braze results are included in Braze’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2024, filed with the U.S. Securities and Exchange Commission on December 10, 2024, and the other public filings of Braze with the U.S. Securities and Exchange Commission. The forward-looking statements included in this press release represent the views of Braze only as of the date of this press release, and Braze assumes no obligation, and does not intend to update these forward-looking statements, except as required by law.

About Braze
Braze is the leading customer engagement platform that empowers brands to Be Absolutely Engaging.™ Braze allows any marketer to collect and take action on any amount of data from any source, so they can creatively engage with customers in real time, across channels from one platform. From cross-channel messaging and journey orchestration to Al-powered experimentation and optimization, Braze enables companies to build and maintain absolutely engaging relationships with their customers that foster growth and loyalty. The company has been recognized as a 2024 U.S. News Best Technology Companies to Work For, is a 2023 UK Best Workplace for Women by Great Place to Work, and was named a Leader in The Forrester Wave™: Cross-Channel Marketing Hubs, Q1 2023. Braze is headquartered in New York with 10+ offices across North America, Europe, and APAC. Learn more at braze.com.